                                  EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-51897 and No. 333-73112) and Form S-8 (No. 333-71404) of Networks Associates, Inc. of our report dated January 17, 2002 except as to Note 3, which is of May 17, 2002, relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K/A.


/s/ PricewaterhouseCoopers LLP


PricewaterhouseCoopers LLP
San Jose, California
June 26, 2002